DATED 19th DAY OF SEPTEMBER 2013

BETWEEN

PENANG DEVELOPMENT CORPORATION
(“Lessor”)

AND

HAEMONETICS MALAYSIA SDN BHD
(Company No.: 1055910-U)
(“Lessee”)

AGREEMENT TO LEASE
IN RELATION TO ALL THE LANDS AND HEREDITAMENTS COMPRISED OR FORMERLY COMPRISED IN PLOT 308, BATU KAWAN INDUSTRIAL PARK AND MEASURING APPROXIMATELY TWELVE POINT TWO SIX FOUR SIX (12.2646) ACRES

THIS AGREEMENT TO LEASE (“this Agreement”) is made the day and year stated in Section 1 of the First Schedule hereto,

Between

(1)
PENANG DEVELOPMENT CORPORATION a body corporate incorporated pursuant to the Penang Development Corporation Enactment 1971 and having its office at Bangunan Tun Dr. Lim Chong Eu, No. 1 Pesiaran Mahsuri Bandar Bayan Baru 11909 Bayan Lepas Pulau Pinang (“the Lessor”) of the one part;

And

(2)
HAEMONETICS MALAYSIA SDN BHD (Company No.: 1055910-U), a company incorporated in Malaysia under the Companies Act, 1965 and having its registered address at Level 6.03, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia (“the Lessee”) of the other part.

WHEREAS

1
The State Authority of Penang (hereinafter called “the State Authority”) has, pursuant to the Land Acquisition Act 1960, acquired the Land and the State Authority has agreed in due course to alienate the Land to the Lessor in accordance with the National Land Code, 1965 (“NLC”) for a term of sixty (60) years under Qualified Title and ultimately to be held under a State lease subject to the category of land use, the express conditions and restrictions in interest as stated therein;

2
The Lessee wishes to take from PDC a lease of the Land before such alienation and the Lessor has agreed to grant and the Lessee has agreed to accept the lease of the Land upon the terms and conditions hereinafter appearing; and

3
The Lessee has agreed to take a registrable lease for a term of thirty (30) years commencing from the date of this Agreement with vacant possession but subject to the category of land use, the express conditions and the restrictions in the Qualified Title as stated therein upon its issuance, all conditions and restrictions implied by the NLC and upon the terms and conditions herein contained.

NOW IT IS HEREBY AGREED as follows:

1 INTERPRETATION

1.1    Definitions

In this Agreement unless the context otherwise requires, the following expressions shall have the following meanings:

1.1.1	“Affiliate” means a company or legal entity which, (i) Controls, directly or indirectly the Lessee or (ii) which is Controlled directly or indirectly by the Lessee or (iii) which is directly or indirectly Controlled by a company or legal entity which directly or indirectly Controls the Lessee.  The term “Control” means control in excess of fifty percent (50%) of the voting rights in a company or other legal entity or the ability to appoint more than half of the board of directors of such company or legal entity;

1.1.2	“Appropriate Authority” means any governmental, semi or quasigovernmental and or statutory department, agency or body invested with or exercising lawful authority;

1.1.3	“Authorised Use” means such use of the Land more particularly described in Section 7 of the First Schedule hereto as shall be authorised under this Agreement;

1.1.4	“the Land” means all the lands more particularly described in Section 4 of the First Schedule hereto;

1.1.5 “the Lessor” means the Penang Development Corporation;

1.1.6 “the NLC” means the National Land Code, 1965;

1.1.7	“the Prescribed Rate” being the rate stated in Section 8 of the First Schedule hereto;

1.1.8	“the Lease Consideration” means the consideration payable by the Lessee to the Lessor in respect of the Land as stated in Section 5 of the First Schedule hereto;

1.1.9
“the Lessee” means HAEMONETICS MALAYSIA SDN BHD (Company No.: 1055910-U), having its registered address at Level 6.03, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia, and shall include its successors-in-title;

1.1.10 “the State Authority” means the State Authority of Penang;

1.1.11	“the Initial Sum” means the sum stated in Section 6(i) of the First Schedule hereto; and

1.1.12	“the Term” means the term stated in Section 3 of the First Schedule hereto.

1.2    Construction

The headings, if any, herein are inserted for convenience only and shall not be taken read or construed as essential parts of this Agreement or affect the construction of the provisions hereof. All references to provisions of statutes include such provisions as are amended modified re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate or any government body or agency and vice versa. Words importing the singular number shall include the plural and vice versa. Words importing the masculine gender shall include the female and neuter genders and vice versa. Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertaking expressed to be made to such persons, the same shall, unless expressly stated to the contrary, be enforceable by them jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons, the same shall be deemed to be made by and binding upon such persons jointly and severally. This Agreement shall not in any circumstances be construed contra proferentum against the Lessor.

2    AGREEMENT TO LEASE

2.1
In consideration of the mutual covenants herein, the Lessor hereby agrees to grant and the Lessee agrees to accept a lease of the Land, subject to the Exceptions and Reservations set out in the Second Schedule hereto, to be held by the Lessee for the Term as set out in Section 3 of the First Schedule and paying therefor to the Lessor the Lease Consideration as set out in Section 5 of the First Schedule and upon the terms and conditions contained herein.

2.2	The Lease Consideration shall be paid by the Lessee to the Lessor in the manner as set out in Section 6 of the First Schedule hereto.

2.3
The Lessee hereby acknowledges that upon the approval of alienation of the Land and the issuance of the Qualified Title in the Lessor’s name, the Lessor shall be the registered legal owner of the Land and the Lessor shall recognize the rights attached to the lease right held by the Lessee according to the laws of Malaysia. In its capacity as the registered legal owner of the Land, the Lessor shall have the right to enter and inspect the Land during the Term provided that there is a reasonable notice given and at reasonable frequency (without materially affecting the operation and activities of the Lessee). However subject to terms and conditions of this Agreement, the Lessee shall be entitled to quiet and peaceful enjoyment of the Land in its capacity as the Lessee and eventually as the registered Lessee as envisaged under this Agreement. The Lessee further covenants with and represents and warrants to the Lessor and the State Authority that the Lessee shall not at any time whatsoever whether during or after the continuance of the Term, deny that the Lessor has full capacity and or right, title or interest in all respects to enter into and or enforce this Agreement nor raise any objection or inquiry in respect of the Lessor’s title to the Land.

2.4	The parties hereby agree that this Agreement is conditional upon the fulfillment of the following conditions:

2.4.1	the Lessor to procure alienation approval for the Land in its favour within the period of thirty (30) days from the date of this Agreement; and

2.4.2	the Lessor to procure the consent from the State Authority to lease the Land in favour of the Lessee within fifteen (15) days from the fulfillment of the condition under Clause 2.4.1 above.

2.5	In the event that the alienation of the Land to the Lessor and/or the consent to lease the Land to the Lessee is not approved by the State Authority within the period described in Clause 2.4.1 or 2.4.2 above respectively, the Lessor shall be granted an automatic extension of another fifteen (15) days to obtain the respective approval (“the Extended Period”).

2.5.1
In the event the Lessor still fail to procure alienation of the Land and/or the consent to lease the Land within the Extended Period, the Lessee shall have the option to terminate this Agreement within a period of fourteen (14) days thereof, failing which the period for the Lessor to obtain alienation approval of the Land or the consent to lease the Land shall be deemed to be extended by a further period of one (1) month.

2.5.2
In the event the Lessee exercises the option to terminate the Agreement or the Lessor still fail to procure the alienation of the Land and/or the consent to lease the Land within the said period of one (1) month:

2.5.2.1
the Lessee shall forthwith deliver possession of the Land to the Lessor (whether or not any building shall then have been completely or partially erected on the Land and for the avoidance of doubt it is hereby declared that no compensation whatsoever shall be payable by the Lessor in respect of such building); and

2.5.2.2
the Lessor shall within thirty (30) days from the delivery of possession of the Land under Clause 2.5.2.1 above, refund without interest to the Lessee and/or the financier all monies paid by the Lessee and/or the financier towards the Lease Consideration.

2.6
The last date of the fulfillment of the last condition under Clause 2.4 shall be referred to as the “Unconditional Date”. The Lessor shall, within seven (7) days from its receipt of notice from the relevant authority informing the Lessor of the fulfillment of the conditions under Clause 2.4 above, notify the Lessee in writing the satisfaction of the conditions and the impending Unconditional Date.

2.7
The parties also acknowledge that upon the execution of this Agreement, the Lessee shall have the right to conduct a survey, at its own cost and expense, in order to ascertain the condition of the Land. The Lessee shall conduct and complete the survey on or before the 15th October 2013. In the event the survey reveals that the condition of the Land is found to be different from its condition as herein described, the Lessee shall have the right to terminate this Agreement and all monies paid by the Lessee shall be refunded by the Lessor.

3    REGISTRATION OF LEASE

3.1
Upon the Unconditional Date, the issuance of the Qualified Title to the Land and provided that there shall not, at any relevant time, be existing any default or breach by the Lessee of any of the terms and conditions of this Agreement, the parties hereto shall create and register a lease of the Land for such term as shall then be remaining on the Term upon the same terms and conditions as set out herein and this Agreement shall be annexed and form the annexure to the lease instrument in Form 15A of the NLC (“Form 15A”) (or such other form as shall then be applicable) in the following manner:

3.1.1	The Lessor or its solicitors shall have first notified the Lessee or its solicitors on the issuance of the Qualified Title in respect of the Land and the State Authority’s consent to the lease;

3.1.2
The Lessee, upon receipt of the aforesaid notification from the Lessor shall promptly prepare or instruct its solicitors to prepare and forward to the Lessor Form 15A (or such other form as shall then be applicable) duly executed by the Lessee for the Lessor’s execution;

3.1.3
The Lessor or its solicitors shall then forward the executed Form 15A together with this Agreement annexed thereto, original document of title of the Land and the State Authority’s consent document (hereinafter collectively referred to as “the Lease Instrument”), to the Lessee or its solicitors within fourteen (14) working days from the receipt of the executed Form 15A from the Lessee or its solicitors;

3.1.4	Upon receipt of the Lease Instrument from the Lessor, the Lessee or its solicitors shall promptly at the Lessee’s own cost and expense do all things necessary to:

3.1.4.1	submit the Lease Instrument for adjudication for assessment of stamp duty at the relevant stamp office, if applicable;

3.1.4.2	pay the adjudicated amount of stamp duty on the Lease Instrument;

3.1.4.3	present the Lease Instrument together with the other relevant documents for registration within fourteen (14) days from the payment of the stamp duty.

3.2
The Lessor and the Lessee agree that they shall work together, as may reasonably be required, to complete and register the lease in favour of the Lessee. Notwithstanding anything contained herein, the Lessor also acknowledges that pending registration of the lease in favour of the Lessee, the Lessee has beneficial lease interest and the lease right over the Land.

3.3
The Lessor hereby represents and warrants that it has never entered into or committed with any arrangement with any third party in relation to the Land (including sale, purchase, occupational right or any option thereto) and to the best of its knowledge that there is no claim made by any third party against the Lessor over the Land which may affect the rights, title and interest of the Lessee under this Agreement. Any losses suffered by the Lessee which is proven to be due to a breach by the Lessor of the representation made under this Clause shall be indemnified by the Lessor. Nevertheless the Lessor shall not be responsible for any indirect or consequential loss including other economic or financial loss or expense whatsoever as may be suffered by the Lessee.

3.4
Provided always that if the Lessee or its solicitors shall fail to present the Lease Instrument for registration pursuant to Clause 3.1.4.3, the Lessor or its solicitors may at its sole discretion do all things necessary to present the Lease Instrument for registration and any monies expended by the Lessor shall be repayable by the Lessee to the Lessor on demand and without any interest, and unless so repaid, shall be treated as monies owing by the Lessee to the Lessor.

3.5	The Lessee shall return the original document of title in respect of the Land to the Lessor forthwith upon the registration of the Lease Instrument.

4    INITIAL PAYMENT

The Lessee shall immediately upon the execution of this Agreement provide to the Lessor the Initial Payment (forfeitable by the Lessor pursuant to Clause 9.2.4(a)(i) and Clause 9.3(a) in the amount and manner as set out in Section 6(i) of the First Schedule hereto as security for the due performance and observance by the Lessee of the terms and conditions of this Agreement on the part of the Lessee to be performed or observed.

5    LESSEE’S COVENANTS

5.1 Payment of Lease Consideration etc

The Lessee shall pay the Lease Consideration and any other sums of money payable hereunder at the times and in the manner provided in this Agreement in full and without any deduction whatsoever at the aforesaid address of the Lessor or at such other place as the Lessor at any time or from time to time hereafter may notify the Lessee in writing for that purpose and the Lessee shall not exercise nor seek to exercise any right or claim to withhold the Lease Consideration or any part thereof or any right or claim to any legal or equitable set-off.

5.2 Construction and Operation of Factory

5.2.1
Notwithstanding the scope of the implied conditions in Section 117 of the NLC, as soon as possible after possession of the Land has been delivered to the Lessee and in any case within thirty (30) months from the date of the Agreement or from such further term, if any, as may be approved by the Lessor, the Lessee shall at its own cost and expense erect and complete thereon such factory, building or buildings for the purpose agreed upon in accordance with a plan approved by the local authority and shall commence its industrial operations thereat.

5.2.2	Any right of the Lessee to assign the lease, underlet or sublet or rent the buildings built on the Land shall be as set out in Section 11 of the Third Schedule.

5.3	Restriction on Construction of Other Buildings

The Lessee shall not erect or otherwise construct on the Land any building or structure otherwise than as aforesaid in Clause 5.2 without the prior written consent of the Lessor and the approval of all relevant authorities, (if applicable).

5.4    Observance of Regulations

The Lessee shall at all times during the Term observe and perform the regulations specified or referred to in the Third Schedule hereto.

5.5    Payment of Quit Rent and Assessments

Subject to Clause 5.6 below, the Lessee shall pay the quit rents and assessments payable in respect of the Land including any increase thereon imposed by any Appropriate Authority during the Term. All payments under this Clause 5.6 shall be apportioned between the Lessor and the Lessee as at the date of the commencement and expiration of the Term or early termination of the lease of the Land.

5.6    Delivery of Vacant Possession

The Lessor shall deliver the vacant possession of the Land and without any encumbrances to the Lessee upon the payment of the Initial Payment as set out in Section 6(i) of the First Schedule. Nevertheless, in any event if the Lessee is prohibited by the Lessor or its agent from entering and utilising the Land for any reason whatsoever, the vacant possession of the Land shall not be deemed to have been delivered to the Lessee.

6    LESSOR’S COVENANTS

6.1
The Lessor hereby covenants with the Lessee, subject to the Lessee shall at all times during the Term pay the Lease Consideration and otherwise perform and observe all the covenants and conditions herein contained on the Lessee’s part to be performed and observed, that the Lessee may peaceably and quietly possess and enjoy the Land during the Term without any interruption by the Lessor or any person claiming through or under the Lessor, subject always to the Exceptions and Reservations set out in the Second Schedule hereto.

6.2
The Lessor shall not at any time, during the continuance of the Term, sell, transfer, charge or otherwise howsoever dispose of or encumber or part with the legal or beneficial ownership of the Land, except upon the direction or directive of the state government or the federal government and/or upon any legal provisions under the laws of Malaysia.

6.3
Subject to consent granted by the Lessor pursuant to Section 11 of the Third Schedule of this Agreement, the Lessor shall upon request by the Lessee, render to the State Authority, in the opinion of the Lessor to be a reasonable, recommendation in support of the application by the Lessee in the event the Lessee intends to transfer, assign, charge or otherwise howsoever dispose of or encumber its lease right over the Land and/or otherwise howsoever part with the actual or legal possession, occupation or use of the whole or part of the Land, except upon the direction or directive of the state government or the federal government and/or upon any legal provisions under the laws of Malaysia. Notwithstanding the foregoing, the Lessor agrees that the Lessee shall have the right to assign the lease right over the Land to its Affiliate without prior written consent of the Lessor Provided Always and subject to the conditions that:

6.3.1	the Lessee shall ensure that the Affiliate receiving the benefit of the assignment of the lease shall:

6.3.1.1	undertake to the Lessor to comply with all the terms and condition of this Agreement;

6.3.1.2	continue to adhere to and comply with the Authorised Use under this Agreement and as approved by the Department of Environment and any other relevant authorities.

6.3.2	the Lessee shall have full control of the Affiliate and shall continue to be liable and responsible for the compliance of the terms and conditions of this Agreement.

6.4	The Lessor hereby warrants that the level of the Land as at the date of this Agreement is 2.6 meters finish level.

7    CONSTITUTION OF THE LESSEE

7.1	Given that the Lessee is a company or a corporation within the meaning of the Companies Act, 1965, the following provisions shall apply:

7.1.1
The Lessee shall not without the written consent of the Lessor (which shall not be unreasonably withheld) do any acts or things so as to cause compulsory winding-up proceedings to be taken against itself.

7.1.2
On the execution of this Agreement, the Lessee shall give to the Lessor in writing a list of all the shareholders then holding shares in the Lessee including particulars of all the shares held by each shareholder and the value thereof and such list shall be certified to be correct by a director or the company secretary of the Lessee.

8    OTHER TERMS AND CONDITIONS

It is hereby expressly agreed between the parties that this Agreement shall in addition to the terms and conditions herein, be subject to the special terms and conditions (if any) set out in the Fourth Schedule hereto and in the event any provision of this Agreement is inconsistent with any provision of those special terms and conditions, the provisions of the special terms and conditions shall prevail.

9    TERMINATION

9.1 Mutual Termination

This Agreement may be mutually terminated by the parties due to any reason whatsoever subject to terms and conditions to be mutual agreed upon by the parties at the time of termination.

9.2    Termination Due to Default

9.2.1	This Agreement may also be terminated due to default of any party in the following events:

(a)
the Lessee fails to pay the Lease Consideration or any other payment payable by the Lessee to the Lessor under this Agreement or any part thereof and the same shall remain unpaid for a period of ten (10) working days after becoming due and payable (whether the same shall have been formally demanded or not);

(b)	any party fails to observe or perform any of the covenants, terms or stipulations herein contained and on its part to be observed or performed;

(c)
any party goes into voluntary liquidation otherwise than for the purpose of a bona fide reconstruction or amalgamation or an order of court is made for its compulsory winding-up or become bankrupt or have a receiving order made against any of its assets;

(d)
any party becomes insolvent or be unable to pay its debts or admits in writing its inability to pay its debts as they fall due or enter into any composition or arrangement with its creditors or make a general assignment for the benefit of its creditors or have execution or distress levied on the property of the party and such execution or distress is not lifted within seven (7) days after it is imposed; and

(e)	whole or any part of its undertaking or assets or have a receiving or adjudicating order made against it.

9.2.2    Default by the Lessee

If any of the events in Clause 9.2.1 above shall have occurred pursuant to the default by the Lessee, then it shall be lawful for the Lessor at any time thereafter to give notice in writing to the Lessee specifying the relevant default and requiring the Lessee to remedy the default within a period specified in the notice taking into account the nature of the remedy to be carried out by the Lessee but shall in no event be less than a duration of thirty (30) days and if the Lessee fails to remedy the default within such period, the Lessor shall be entitled to terminate this Agreement immediately by written notice, whereupon the lease hereby created shall absolutely determine but without prejudice to the right of action of the Lessor in respect of any antecedent breach of the Lessee’s covenants, terms or stipulations herein contained.

9.2.3    Default by the Lessor

Where an event of default under Clause 9.2.1 above occurs on the part of the Lessor:

(a)
to the extent that such default has caused losses or damages to the Lessee but the Lessee’s enjoyment of the Land remains unaffected, the Lessee shall notify the Lessor of the nature of its losses or damages by providing clear details thereof and the parties shall use their best endeavour to amicably settle the matter within a reasonable period of time.

If the matter shall remain unresolved and the parties fails to agree on a settlement of the matter, then, it shall be lawful for the Lessee at any time thereafter to give notice in writing to the Lessor specifying the relevant default and requiring the Lessor to remedy the default within a period of thirty (30) days and if the Lessor fails to remedy the default within such period, the Lessee shall has the right to seek for any remedy under the laws for such losses or damages by having the matter referred to arbitration under the auspicious of Kuala Lumpur Regional Centre for Arbitration and the Arbitration Act, 2005 shall apply. For the avoidance of doubt, the Lessee shall not have the right to terminate this Agreement due to any default pursuant to this Clause.

(b)
where the nature of such default of the Lessor affects the material right of the Lessee under this Agreement and prevents its peaceful enjoyment of the Land and as a result, the Lessee is restrained and prevented from running and conducting its business activities on the Land, the Lessee shall give notice in writing to the Lessor specifying the breach and requiring the Lessor to remedy the default within the period of sixty (60) days from the date of the notice. Failure of the Lessor to remedy such default within the prescribed period shall entitle the Lessee to terminate this Agreement and Clause 9.2.4(b) below shall apply.

9.2.4.    Upon such determination of the lease, the following provisions shall apply:

(a)    In the event the Lessee is the defaulting party:

(i)
a sum equivalent to the Initial Payment shall be forfeited absolutely to the Lessor as agreed liquidated damages without proof of any actual damage (which sum the Lessee hereby warrants to be a genuine pre-estimate of damage and to be reasonable compensation and further the parties hereby expressly agree that Section 75 of the Contracts Act, 1950 shall not apply to this Agreement);

(ii)	thereafter, all other payment made by the Lessee to the Lessor pursuant to this Agreement, if any, shall be refunded by the Lessor to the Lessee without any interest;

(iii)
in the event the lease hereby created shall have been registered in the name of the Lessee, the Lessee shall, at its own cost, attend to the cancellation of registration of the lease and in the event the Land shall then be subject to any encumbrance, the Lessee shall at its sole cost and expense remove or cause to be removed such encumbrance and for such purpose shall at all times diligently do all necessary or incidental acts and things;

(iv)
for the purpose of securing the Lessee’s obligation under the Clause 9.2.4(a)(iii), the Lessor may hold the moneys to be refunded to the Lessee until all the duties of the Lessee in Clause 9.2.4(a)(iii) have been completed;

(v)	the Lessor shall have the right to pursue for any legal proceeding and exercise its rights under the law against the Lessee to seek for any remedy including all relevant damages.

(b)    In the event the Lessor is the defaulting party:

Upon termination of this Agreement by the Lessee under Clause 9.2.3(b) above, the Lessee shall have the right to pursue for any legal proceeding and exercise its rights under the law against the Lessor to seek for any remedy including all relevant damages.

9.3    Unilateral Termination

In the event the Lessee terminates, exits, abandons, aborts, withdraws or discontinues this Agreement before the expiry of the Term:

(a)
if the termination occurs prior to the settlement of the Lease Consideration, a sum equivalent to the Initial Payment shall be forfeited absolutely to the Lessor as agreed liquidated damages without proof of any actual damage and the Lessor shall refund the remaining balance of the all other payment paid by the Lessee;

(b)
if the termination occurs subsequent to the settlement of the Lease Consideration, the Lessor shall refund to the Lessee the balance Lease Consideration for the remaining Term based on pro rata basis; and

(c)	it is hereby expressly agreed that the provisions of Clause 9.2.4(a)(iii) and (iv) shall be applicable mutatis mutandis.

9.4
Pursuant to the termination of this Agreement by either parties under this Clause 9, the Lessor shall have the right to deal with or dispose of the Land and any building erected on the Land in any manner as the Lessor shall see fit.

10    LAND ACQUISITION

10.1    Definitions

For the purpose of this Clause:

10.1.1 “Acquisition” means any acquisition of the Land or any part thereof pursuant to the Land Acquisition Act 1960;

10.1.2 “Compensation” means of any award, payment, consideration, damages or compensation ordered or paid pursuant to the Land Acquisition Act 1960 consequent upon any Acquisition.

10.1.3	“Date of Possession” means the date upon which the Appropriate Authority shall take or shall be deemed to take possession of the Land or any part thereof pursuant to the Land Acquisition Act 1960;

10.1.4 “Partial Acquisition” means the acquisition of only a part of the Land pursuant to the Land Acquisition Act 1960 which does not constitute a Total Acquisition;

10.1.5	“Total Acquisition” means the acquisition of the entire Land as to substantially prevent or impair the use thereof by the Lessee for the uses specified in this Agreement.

10.2    Total Acquisition

In the event of a Total Acquisition at any time during the Term:

10.2.1 this lease shall wholly cease and determine as of the Date of Possession and the Lessee shall be entitled to such proportion of the Compensation as is reasonable and just which is to be negotiated in good faith by both parties at the relevant point in time but without prejudice to any claim by any party against any other in respect of any antecedent breach of any stipulation term covenant or condition; and

10.2.2 the Lessor shall refund free of interest to the Lessee any prepaid but unaccrued Lease Consideration and the Lessee shall pay to the Lessor all Lease Consideration due to the Lessor under this Agreement up to and apportioned as at the Date of Possession.

10.3 Partial Acquisition

In the event of a Partial Acquisition at any time during the Term:

10.3.1 this lease shall cease and determine in respect of the portion of the Land acquired as of the Date of Possession and the Lessee shall be entitled to such compensation as is reasonable and just which is to be negotiated in good faith by both parties at the relevant point in time but without prejudice to any claim by any party against any other in respect of any antecedent breach of any stipulation term covenant or condition;

10.3.2
the Lessee shall have the right to terminate this Agreement in accordance with Clause 9.2.3(b) if the Lessee determines that such Partial Acquisition has or will adversely affect its business and operation on the Land. For the avoidance of doubt, the provisions of Clause 9.2.4(b) of this Agreement shall not be applicable for the purpose of this Clause 10.3;

10.3.3 if the Lessee determines that such Partial Acquisition does not adversely affect its business and operation on the Land, and that the Lessee wishes to continue with the lease of the remaining area of the Land, it is hereby expressly agreed and declared for the avoidance of doubt that, the Lease Consideration shall be recalculated in accordance with the area of the remaining parts of the Land and shall otherwise continue to be payable as stipulated in Clause 2.2 hereof.

11     PAYMENT OF INTEREST

In addition to and without prejudice to any power right or remedy of the Lessor conferred whether by this Agreement or under the general law, if the Lease Consideration, or any other payment whatsoever herein covenanted to be paid by the Lessee or any part hereof shall remain unpaid after becoming payable, interest thereon shall commence to accrue immediately thereafter and be payable by the Lessee to the Lessor, such interest to be calculated from day to day at the Prescribed Rate as set out in Section 8 of the First Schedule.

12    DESCRIPTION OF LAND AND LESSEE’S NOTICE AS TO CONDITION

12.1
It is hereby expressly agreed and declared that the position, measurements, boundaries, area or other description of the Land as given herein are believed but are not warranted to be true and correct as at the date of this Agreement.

12.2
The parties acknowledge that if position, measurements, boundaries, area or other description of the Land shall be found to be different from its position, measurements, boundaries, area or other description as herein described:

(a)
such difference shall not affect the lease hereby created nor in any way affect the validity of this Agreement nor be a ground for rescission hereof and no damages or other compensation shall be payable to either party; and

(b)	the Lease Consideration shall be adjusted accordingly relative to the then applicable position, measurements, boundaries, area or other description of the Land.

12.3
The Lessee shall have the right to conduct a survey at its own cost and expense but subject to the Lessor’s prior written consent, in order to ascertain the actual area of the Land and the Lease Consideration may be adjusted to suit the surveyed area. The adjustment of Lease Consideration shall take effect from commencement of the Term and any underpayment an overpayment in the Lease Consideration shall be paid free of interest on written demand by either party to the other. Upon the completion of the survey referred to in Clause 2.7, the Lessee hereby declares that the Lessee has entered into this Agreement with notice of the actual state and condition of the Land and being satisfied therewith takes the Land as it is.

12.4 The Lessee hereby declares and agrees that:

12.4.1 the Lessee has entered into this Agreement with full notice and knowledge of the Lessor’s intentions to develop or otherwise carry on such other works as the

Lessor shall in its absolute discretion deem fit on such lands at near adjoining or about the Land, and with notice and knowledge that such development or other works shall or may affect the Land. For this purpose, the Lessor shall, upon request from the Lessee and within a reasonable period, inform the Lessee the proposed development or works to be carried out by the Lessor.

12.4.2 the Lessee shall solely (to the exclusion of the Lessor) be responsible for taking any such precautionary, mitigative, remedial or additional actions, measures or counter-measures or any other action whatsoever as the Lessee shall think fit as may or shall be appropriate or necessary for the purpose of preventing mitigating or remedying any loss or damage whatsoever to the Land or to the Lessee as otherwise may be caused by such development or other works aforesaid. Similarly, the Lessor shall solely be responsible to take precautionary steps or measures in order to ensure that the proposed development or works shall not adversely affect the Land and all easements for ingress and egress over the Land shall not be encumbered; and

12.4.3 the Lessor shall not in any circumstances whatsoever, except arising from omission and gross negligence of the Lessor, its agents, contractors, and authorised persons, be liable to the Lessee for any such loss or damage of whatsoever nature as may be caused by such development or other works aforesaid, including but not limited to:

12.4.3.1	the expense of any such precautionary, mitigative, remedial or additional works in at or about the Land undertaken by the Lessee; or

12.4.3.2	any other economic or financial loss or expense whatsoever as may be suffered or incurred by the Lessee;

and the Lessee shall not by reason of any such loss or damage (if any) occurring be in any way relieved from fully and effectually performing or observing any obligation on its part to be performed or observed in this Agreement nor shall any such loss or damage be set-off or otherwise in any way discounted against any Lease Consideration or other money payable by the Lessee to the Lessor under this Agreement.

12.5
Notwithstanding any other provision in this Agreement and for the avoidance of doubt, the Lessor hereby covenants, undertakes, warrants and represents that the Land’s category of land use is suitable with the proposed Authorised Use.

13    EXCLUSIONS

13.1    Warranty of Fitness

Neither this Agreement or any provision herein shall operate or be construed as warranting that the Authorised Use or otherwise any use to which the Lessee proposes now or hereafter to put the Land or any use to which the Lessee may be at liberty to or may be required under the provisions of this Agreement to put the Land is or may be or become legally permitted by law nor that the Land is or may be or become fit for such use or purpose.

13.2 Implied Rights

This Agreement shall not confer upon or be deemed to include (by implication or otherwise) in favour of the Lessee any rights or privileges not expressly herein set out nor (without prejudice to the generality of the foregoing) any right of light or air liberties privileges easements or benefits in through over and upon any land or premises adjoining or near to the Land.

14    LESSEE’S PROPERTY

14.1
If after the Lessee has vacated the Land on the expiration or sooner determination of the lease, any property of the Lessee remains in on or about the Land and the Lessee fails to remove it (if so capable of removing it) within fifteen (15) working days after being requested in writing by the Lessor to do so, the Lessee hereby agrees that:

14.1.1
the Lessor may as the agent of the Lessee sell such property and the Lessee will indemnify and keep indemnified the Lessor against any liability incurred by it to any other person whose property shall have been sold by the Lessor in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Lessee; and

14.1.2
if the Lessor having made reasonable efforts is unable to locate the Lessee, the Lessor shall be entitled to retain such proceeds of sale absolutely unless the Lessee shall claim them within six (6) months from the date upon which the Lessee vacated the Land.

15    NOTICES

15.1
Any notice request demand or other communication to be given by either party to the other under or pursuant to this Agreement shall be in writing and shall be given by any one of the following means, that is to say;

15.1.1 by facsimile transmission and/or email (with a copy thereof by registered post);

15.1.2 by registered post; or

15.1.3 by personal delivery;

to the following address:

(i)    Lessor:        Penang Development Corporation

Address: Bangunan Tun Dr. Lim Chong Eu
No. 1, Pesiaran Mahsuri
Bandar Bayan Baru,
11909 Bayan Lepas
Pulau Pinang, Malaysia.
Telephone No.:     04-6340 111
Fax No.:         04–6413 409
Attention:         General Manager

(ii)    Lessee:        Haemonetics Malaysia Sdn Bhd

Address: Level 6.03
Menara Keck Seng,
203 Jalan Bukit Bintang
55100 Kuala Lumpur
Telephone No.:     03-2118 5118
Fax No.:         03-2145 7171
Email Address:    paul.daly@haemonetics.com
Attention:         Paul Daly (+353 87 249 3839)

C.c. to (if any): Haemonetics Corporation
400 Wood Road
Braintree, MA02184
Head of Legal Department
Azmi & Associates
14th Floor, Menara Keck Seng
203, Jalan Bukit Bintang
            55100 Kuala Lumpur, Malaysia.

Attention: Dato’ Azmi Mohd Ali

15.2	Any such notice request demand or other communication shall be deemed to have been served (whether or not it is actually received):

15.2.1	if given by facsimile and/or email, when transmitted, provided that a copy thereof shall at any time also have been sent by registered post;

15.2.2	if given by registered post, upon the expiration of forty-eight (48) hours after posting; or

15.2.3	if given by personal delivery, when delivered.

16    COSTS

16.1
All costs and expenses including stamp duty, alienation, demarcation, processing, survey, resurvey fees and registration fee (if any) in respect of the alienation of and the issuance of title of the Land to the Lessor shall be borne and paid solely by the Lessor.

16.2	All costs and expenses including stamp duty cost payable on this Agreement and registration of the Lease Instrument shall be borne and paid solely by the Lessee.

17    GENERAL

17.1 Time

Time wherever mentioned shall be of the essence of this Agreement in all respects.

17.2     Severability

If any provision of this Agreement shall be invalid or unenforceable in any respect, then all other provisions which are capable of separate enforcement without regard to the invalid or unenforceable provisions, shall be and continue to be valid and enforceable in accordance with their term and shall not be in any way be affected or impaired thereby.

17.3 No variation

No variation, modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.

17.4 No Agency

Nothing contained in or relating to this Agreement shall or shall be deemed to constitute an agency relationship between the parties and no party shall have any authority to act for or assume any obligation or responsibility on behalf of the other party or for its own benefit to use or otherwise in any way exploit the name of or to claim or express any association or relationship with the other party, save and except with such other party’s prior written consent.

17.5 No waiver

17.5.1    No failure, omission, delay, relaxation or indulgence on the part of any party in exercising any power or right conferred upon such party in terms of this Agreement shall operate as nor be deemed to be a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof, or the exercise of any other power or right under this Agreement.

17.5.2	In the event of any breach of or default in any of the terms and conditions of this Agreement by a party, then:

17.5.2.1	any indulgence whatsoever given by the other party upon, after or in respect of such breach or default;

17.5.2.2	any knowledge or acquiescence by the other party of or in such breach or default;

17.5.2.3
any failure omission delay or relaxation by the other party in exercising any of its rights or remedies contained in this Agreement or provided by law upon, after or in respect of such breach or default; or

17.5.2.4 any act by or conduct of the other party purportedly in pursuance of the Agreement or any purported performance or observance by the other party of this Agreement upon or after such breach or default which would otherwise constitute or operate as a waiver of such breach or default or an affirmation of this Agreement;

shall not of itself constitute, operate as or be deemed to be such a waiver or affirmation by the other party, but instead shall be deemed not to constitute or operate as such a waiver or affirmation, and notwithstanding any matter aforesaid in Clauses 17.5.2.1, 17.5.2.2, 17.5.2.3 or 17.5.2.4, the other party shall not be estopped in any manner whatsoever but shall be entitled at any and all times to rely on such breach or default or to exercise any of its rights or remedies contained in this Agreement or provided by law or to require strict performance by the defaulting party of all or any of the terms and conditions of this Agreement.

17.6    Force Majeure

17.6.1
Neither party shall be in breach of their obligations under this Agreement if the party is unable to perform its obligations under this Agreement (or any part of them), other than the payment and indemnification obligations, if any, as a result of the occurrence of an event of force majeure, which are extraordinary events or circumstances affecting this Agreement and are completely beyond the control of the parties, which limited to the following:

(a)	war (whether declared or not), hostilities, invasion and act of foreign enemies;

(b)	insurrection, revolution, rebellion, military or usurped power, civil war or acts of terrorism;

(c)	natural catastrophes including but not limited to earthquakes, floods or any operation of the forces of nature against which the parties could not reasonably have been expected to take precautions;

(d)	nuclear explosion, radioactive or chemical contamination or radiation;

(e)	pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

(f)	riot, commotion or disorder; and

(g)	any other conditions as may be agreed between the parties.

(herein referred to as “Event of Force Majeure”).

17.6.2
If an Event of Force Majeure occurs by reason of which any party is unable to perform any of its obligations under this Agreement (or any part thereof), the said party shall inform the other party immediately of the occurrence of such Event of Force Majeure with full particulars thereof and the consequences thereof.

17.6.3
If the parties consider the Event of Force Majeure to be of such severity or to be continuing for such period of time that it effectively frustrates the original intention of this Agreement, then the parties may agree that this Agreement may be terminated upon mutual agreement of the Parties in writing.

17.6.4
If this Agreement is terminated by an Event of Force Majeure, all rights, obligations and liabilities of the parties under this Agreement shall forthwith cease and neither party shall have any claim against the other party and neither party shall be liable to each.

17.6.5	Either party shall be entitled to rely upon the provisions above if the parties reasonably determine that an Event of Force Majeure has occurred.

17.6.6
The parties shall continue to perform parts of those obligations not affected, delayed or interrupted by an Event of Force Majeure and such obligation shall, pending the outcome of this Clause 17.6, continue in full force and effect.

17.7    The Parties’ Warranties

Each of the parties hereby agrees with, undertakes and warrants to the other that the provisions in this Agreement in all respects are valid and enforceable and that it shall not at any time dispute contest challenge or otherwise impugn or disclaim the validity or enforceability of any such provision against the other party nor in any way otherwise seek to be relieved from their performance or observance thereof or the full force effect or consequences thereof.

17.8    Cumulative Rights

The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law save and except where herein expressly excluded.

17.9    Successors-In-Title and Permitted Assigns

This Agreement shall be binding on the respective successors-in-title and permitted assigns of the parties hereto.

17.10    Last Day

Where the last day for doing any act or thing or taking any step would but for this provision be a day when banks are not open for their normal banking business and operation in the State of Penang, such last day shall instead be the next following day where banks are open for their normal banking business and operation in the State of Penang.

17.11 Entire Agreement

This Agreement including the Schedules hereto supersedes all previous agreements understandings and arrangements between the parties and constitutes the sole and entire agreement between the parties and no warranties, representations, guarantees or other terms or conditions of whatsoever nature not contained and recorded herein shall be of any force or effect.

17.12 Governing Law

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby submit to the jurisdiction of the courts of Malaysia.

-End of Page-

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first abovewritten.

Signed by                  )
for and on behalf of                  )
PENANG DEVELOPMENT CORPORATION)
in the presence of : ) /s/ Dato’ Rosli Jaafar
                             Name in Full: Dato’ Rosli Jaafar.
Identification No.: …………………
In the capacity of General Manager

/s/ Iskandar Basha Abdul Kadir
Name:Iskandar Basha Abdul Kadir
Identification No.: ……………….
Designation: Deputy General Manager

Signed by                        )
for and on behalf of                  )
HAEMONETICS MALAYSIA SDN BHD     )
(Company No.: 1055910-U)     )
                             ) /s/ David Helsel
                             Name in Full: David Helsel
Identification or Passport
No:……………………………..
In the capacity of: Executive Vice President, Global Manufacturing

In the presence of:

/s/ Brian P. Concannon
Name: Brian Concannon
Identification or Passport No:
……………………………
Designation: President and Chief Executive Officer
Address:…………………………..
……………………………………
……………………………………

FIRST SCHEDULE

Section	Matter	Particulars
1.	The day and year of this Agreement	The 19th day of September 2013
2.	The name and description of the Lessee	Haemonetics Malaysia Sdn Bhd (Company No.: 1055910-U) Registered Address: Level 6.03, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia
3.	The Term	A term of thirty (30) years commencing on the date of this Agreement.
4.	The Land

All the lands and hereditaments comprised or formerly comprised in Plot 308, Batu Kawan Industrial Park and measuring approximately twelve point two six four six (12.2646) acres, the plan of which is annexed to this Agreement.

5.	Lease Consideration	Ringgit Malaysia Eight Million Thirteen Thousand Six Hundred Eighty Nine and Sen Seventy (RM8,013,689.70) only which is calculated based on Ringgit Malaysia Fifteen (RM15.00) only per square foot.

6.	Payment Structure

(i) Twenty percent (20%) of the Lease Consideration upon the execution of the Agreement as the Initial Payment amounting to Ringgit Malaysia One Million Six Hundred Two Thousand Seven Hundred Thirty Seven and Sen Ninety (RM1,602,737.90) only.

(ii) Thirty Percent (30%) of the Lease Consideration within four months (4) from the date of this Agreement amounting to Ringgit Malaysia Two Million Four Hundred Four Thousand One Hundred Six and Sen Ninety (RM2,404,106.90) only.

iii) Fifty Percent (50%) of the Lease Consideration within six months (6) from the date of this Agreement amounting to Ringgit Malaysia Four Million Six Thousand Eight Hundred Forty Four and Sen Ninety (RM4,006,844.90) only.

7.	The Authorised Use	Manufacture of medical consumables including blood and blood component collection and providing related consultancy services thereto.
8.	The Prescribed Rate	Eight percent (8%) per annum

SECOND SCHEDULE
Exceptions and Reservations
Clause 2

1    Right of Way

The right for the Lessor with or without servants, workmen and other persons authorised by the Lessor and with or without vehicles or other equipment or machinery of whatsoever nature at all reasonable times to enter and remain upon the Land or any part thereof for the purpose of carrying out or exercising any of the obligations or powers of the Lessor conferred whether by this Agreement or under the general law.

2    Right to passage of water etc

The right to the passage and running of water, soil, gas, electricity and other services through the mains, pipes, sewers, drains, channels and cables in or under the Land together with the right to construct and maintain (or permit to be laid constructed and maintained) in or under the Land such further mains, pipes, sewers, drains, channels, cables, manholes, stopcocks, inspection, chambers and similar apparatus as may in the opinion of the Lessor be necessary during the Term and together also with the right for the Lessor and its agents, any Appropriate Authority and all other persons lawfully authorised with or without workmen and others at all reasonable times to enter upon the Land or any part thereof for the purpose of laying constructing inspecting maintaining repairing and renewing any main pipe sewer drain channel manhole stopcock cable inspection chamber or similar apparatus subject to the lessor or such other persons as aforesaid making good all damage caused to the Land by reason of the carrying out of any such works.

3    Right to obstruct light and air

The right and liberty at any time hereafter and from time to time to execute works erections and additions or to alter and rebuild any of the buildings from time to time erected on its or their adjoining and neighbouring lands and to use its or their adjoining and neighbouring lands and buildings in such manner as it or they may think fit notwithstanding that interference may thereby be caused to the access of light and air to any buildings on the Land.

THIRD SCHEDULE
Regulations as to User of the Land
Clause 5.4

1    Use of the Land

1.1
The Lessee shall use the Land for and only for the purpose of the Authorised Use and shall not without the consent in writing of the Lessor first obtained use or occupy the Land or any part thereof or suffer the same to be used or occupied for any purpose or purposes other than the Authorised Use, which consent may be given or refused as the Lessor shall in its absolute discretion think fit and upon such terms and conditions as the Lessor may require.

1.2	The Lessee shall not use or permit or suffer the Land or any part thereof to be used for any illegal or immoral purpose.

1.3
The Lessee shall not hold or permit to be held any sale by auction or any public, political or religious meeting on the Land or any part thereof nor perform or conduct or permit to be performed or conducted in at or about the Land any religious service, rite or ceremony of any nature whatsoever.

1.4
The Lessee shall not use or permit or suffer the Land or any part thereof to be used for any purpose or reason whatsoever which in the opinion of the Lessor shall have the effect of adversely affecting the interest of the Lessor.

2    Good Land Management

The Lessee shall at its own cost and expense manage and maintain the Land in accordance with the rules and practices of good Land management and this obligation shall be deemed to be fulfilled only if the Lessee's management of the Land is such as to be reasonably adequate, having regard to the character and situation of the Land and other relevant circumstances.

3    Payment for Electricity etc Charges

The Lessee shall promptly pay and discharge all existing and future charges for water electricity gas or other energy consumed within the Land and the Lessee shall pay all charges in respect of telephone and any other facility or service connected to the Land.

4    Payment of Outgoings

The Lessee shall pay all existing and future rates taxes impositions and other outgoings payable in respect of the Land including any increase thereon imposed by the Appropriate Authority during the Term and if the Lessee shall at any time fail to do so and the Lessor (as it is hereby agreed may without being under any obligation so to do) shall pay the same the Lessee shall repay to the Lessor on demand any money expended by the Lessor for that purpose.

5    Upkeep and Maintenance of Buildings

5.1
The Lessee shall throughout the Term at its own cost and expense, maintain, repair and keep all the buildings and structures erected on the Land including but not limited to all drains and all drains and sanitary water and electrical apparatus (including all electrical power generating plants, machinery and equipment located in at or about the Land for the supply of electricity and water pumps, machinery and equipment located in at or about the Land and the supply of water to the Land) and all fixtures and fittings and all glass in good tenantable repair and condition, fair wear and tear excepted, making such replacements from time to time as may be necessary, and shall yield up the same in such repair and condition at the expiration or sooner determination of this lease.

5.2	The Lessee shall keep all buildings and structures erected on the Land and the surroundings thereof in a clean proper and neat order.

6    Compliance with Laws

6.1
The Lessee shall at its own cost and expense comply with all laws, by-laws, regulations and any other orders, directives or requirements of the State Authority or any Appropriate Authority (whether having force of law or otherwise) relating to or affecting the Land and or the Lessee’s use thereof as permitted in this Agreement and or any matter connected therewith or incidental thereto, and the Lessee shall not do or permit to be done anything which will infringe any of such laws, by-laws, regulations, orders, directives or requirements and shall attend to and comply with all notices or orders issued by the State Authority or any Appropriate Authority whether received by the Lessee or the Lessor in respect thereof and the Lessee shall give full particulars of such notices or orders to the Lessor and the Lessee shall on demand repay to the Lessor any money expended by the Lessor in complying with such notices or orders.

6.2	Without limiting the generality of the foregoing, the Lessee shall at its own cost and expense:

6.2.1	and at all times have in effect all licences, permits, approvals, permission or consent of or from any Appropriate Authority as shall be necessary; and

6.2.2	comply with all category of land use, restrictions in interest and express conditions on the Qualified Title at all times and or from time to time whenever applicable.

7    Prohibition of Nuisance

The Lessee shall not do nor permit to be done upon the Land anything which in the opinion of the Lessor may be a nuisance or annoyance to or in any way interfere with the quiet and comfort of the occupiers of adjoining lands and shall not use the same for any illegal or immoral purposes.

8    Fire Risks and Noxious Things

8.1
The Lessee shall not do any act or thing which shall or may increase the risk of fire to the Land or any part thereof but shall take full and proper precautions to protect the Land from risk of damage by fire and the Lessee shall not bring or store or permit or suffer to be brought or stored on the Land or any part thereof any article substance or thing which in the opinion of the Lessor is of a noxious or dangerous or hazardous or inflammable or combustible nature Provided always that nothing herein shall prohibit the Lessee from bringing or storing on the Land such article substance or thing which may be considered by the Lessor as noxious or dangerous or hazardous or inflammable or combustible if:

8.1.1 such article substance or thing is necessary for the Lessee’s use of the Land as permitted in this Agreement; and

8.1.2	the Lessee shall handle, store or otherwise deal with such article substance or thing with due care, taking all precautions as may be necessary, and in accordance with all applicable laws.

9    Insurance

9.1
The Lessee shall at all times during the Term at its own cost and expense procure and keep in effect Public Liability Insurance in the amount of Ringgit Malaysia Three Million (RM3,000,000.00) against all claims for personal injury, death, property damage or other liabilities related to the condition, use or occupancy of the Land or to any of the Lessee’s operations thereat.

9.2 The Lessee covenants with the Lessor as follows:

9.2.1	to procure and ensure that the Lessor and the State Authority shall be named as additional insured parties for Public Liability Insurance effected by the Lessee pursuant hereto;

9.2.2	to produce on demand to the Lessor a certificate of insurance evidencing that such a Public Liability Insurance policy is in effect;

9.2.3	to give notice to the Lessor immediately upon the happening of any event which shall or may in any way affect such insurance; and

9.2.4
not do anything whereby such insurance may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to pay all sums payable by way of increased premium.

9.3
If the Lessee shall at any time fail to procure and keep in effect such aforesaid insurance and the Lessor (as it is hereby agreed may without being under any obligation so to do) shall effect and maintain such insurance, the Lessee shall repay to the Lessor on demand any money expended by the Lessor for that purpose.

10    Indemnification Against Environmental Pollution

Notwithstanding any other provision contained in this Agreement, the Lessee shall indemnify and keep the Lessor indemnified from and against all actions, prosecutions, claims, demands, damages, penalties, costs, expenses and any other loss which the Lessor shall or may suffer or sustain or be or become liable for to any person in respect of or arising from any environmental, soil or chemical hazard degradation or any other pollution affecting the Land or emanating from the Land caused or contributed to by any act or omission on the part of the Lessee or its invitees, servants, agents or contractors or any other person thereon. Nevertheless the Lessee shall not be responsible for any indirect or consequential loss including other economic or financial loss or expense whatsoever as may be suffered by the Lessor.

11    Prohibition Against Assignment etc

The Lessee shall not assign the lease hereby created or any right title or interest under this Agreement or underlet or sub-let or part with or share the possession or the occupation or the use of the Land or any part thereof or in any way create any security or other encumbrance over the same without the prior consent in writing of the Lessor, which consent shall not be withheld provided that the Lessee and the assignee/ sub-lessee/ tenant/ occupier who shall receive the benefit of the assignment/ possession/ occupation/ use of the Land under this Section 11 complies with the industrial standard and the requirements of the development plans of the Penang Industrial Park set by the Lessor and the State Authority at the time of the assignment provided always that in any event any such assignment sub-letting or parting with or sharing of possession shall not extend beyond the expiration of the Term. The acceptance of any lease consideration or other monies by the Lessor tendered by any purported assignee, under-lessee, sub-tenant or occupier of the Land or any part thereof claiming through or under the Lessee shall not be deemed to be an acceptance by the Lessor of any such person or persons as assignee, under-lessee, sub-tenant or lawful occupier of the Land or any part thereof.

12    Inspection Prior to Expiration

In the event of the due expiration of the lease the Lessee shall during the three (3) calendar months immediately preceding such expiration of the lease permit the Lessor or intending tenants and others with written authority from the Lessor or its agents at all reasonable times of the day to enter and view the Land.

13    Expiration of Lease

Upon the expiration or sooner determination of the lease the Lessee shall vacate and yield up the Land in good and substantial repair and condition and shall, if required by the Lessor, at its own cost and expense restore the Land including any building or structure erected thereon to its original state and condition as at the commencement of this lease, as far as possible and fair wear and tear excepted.

14    General Indemnification

Notwithstanding any other provision in this Agreement, each party shall indemnify and keep the other party indemnified from and against all actions, prosecutions, claims, demands, damages, penalties, costs, expenses and any other loss which the party shall or may suffer or sustain or be or become liable for to any person in respect of or in connection with the Land or this lease thereof and without limiting the generality of the foregoing. Nevertheless each party shall not be responsible for any indirect or consequential loss including other economic or financial loss or expense whatsoever as may be suffered by the other party. The Lessee shall so indemnify the Lessor in respect of any loss damage or injury to property or person caused or contributed to by the state of repair or condition of the Land or by the use or occupancy of the Land by the Lessee or its invitees, servants, agents or contractors or other persons thereon or by the Lessee's operations thereon or by any act, omission, neglect, breach or default of the Lessee or such invitees, servants, agents or contractors or other persons. For the avoidance of doubt, this Section 14 shall not apply if such actions, prosecutions, claims, demands, damages, penalties, cost, expenses and any other loss or injury to property or person are caused by or contributed to by the Lessor’s omission, gross negligence or wrongful conduct for which the Lessor shall remain liable.

15    Historical Objects and Places

In the event the Lessee or any of its invitees, servants, agents or contractors or other persons on the Land shall discover in on or about the Land any treasure trove within the meaning of the Antiquities and Treasure Trove Ordinance 1957 or any antiquity monument, ancient monument or historical object within the meaning of the Antiquities Act 1976 the Lessee shall immediately give notice thereof to the Lessor and the Lessee shall at its own cost and expense comply and or ensure compliance by such invitees, servants, agents, contractors or other persons aforesaid with all the requirements of the said Antiquities and Treasure Trove Ordinance 1957 and or the said Antiquities Act 1976.

THE FOURTH SCHEDULE
Further Terms and Conditions
Clause 8

1	Subject to Section 2 of the Fourth Schedule below, the Lessee hereby expressly declares and agrees that the Lessee has entered into this Agreement with full notice and knowledge that:

1.1	the Term of the lease is thirty (30) years only from the execution of this Agreement;

1.2	that prior to the expiry of the Term, this Agreement may be terminated by the Lessor pursuant to Clause 9.2.2 of this Agreement; and

1.3
upon the expiration of the Term or earlier termination of this Agreement pursuant to Clause 9.4, the Lessor shall have full rights and powers to re-enter upon the Land and to do such things as authorised by this Agreement or under the law, and the Lessee expressly agrees that the Lessee shall not dispute the Lessor’s right upon such expiration or termination and shall not be entitled to and shall not apply to seek or obtain any injunctive relief (whether prohibitive or mandatory) against the Lessor in any claim arising out or relating to this Agreement including but not limited to any injunctive relief in any way affecting the Lessor’s right or liberty to terminate this Agreement pursuant to Clauses 9 of this Agreement or to do or omit any other act or thing whatsoever in consequence of or in any way incidental or relating to such termination.

2    OPTION TO RENEW

2.1
If prior to the expiration of the Term hereby created, the Lessee desires a renewal of the lease, it shall have the option to submit a written request to the Lessor not later that six (6) months prior to such expiry of the Terms (“Option”) and provided that there shall not be at the time of such request any existing breach or non-observance of any of the terms of this Agreement, the Lessor shall, at the expense of the Lessee, grant to the Lessee a renewed term for the period to be determined by the Lessee (which period shall not be lesser than ten (10) years or exceed any such term remaining on the State lease in relation to the Land) (“Renewed Term”) from the expiration of the Term at a renewed lease consideration (“the Renewed Lease Consideration”) and on any other conditions as shall be agreed upon between the parties hereto but otherwise containing the like covenant and provisions in this Agreement with the exception of the present covenant for renewal.

2.2
In the event that the parties hereto shall fail to come to an agreement on the renewed Lease Consideration, both parties shall appoint an independent and qualified assessor to be mutually agreed upon by the parties and whose costs and expenses shall be paid by the Lessee (no later than four (4) months prior to the expiry of the Term hereby created) who shall then assess the prevailing market value of the Land which shall then be used as a basis for the renewed Lease Consideration. If, thereafter, the parties are still unable to agree on the Renewed Lease Consideration, the parties agree that no Renewed Term shall be granted to the Lessee and that Section 13 of Third Schedule shall apply.

THE LAND SITE PLAN
-This section is intentionally left blank-